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                                                                   EXHIBIT 10.26

                      SECOND LOAN MODIFICATION AGREEMENT

     This Second Loan Modification Agreement is entered into as of September 14, 2000, by and between NATURAL MICROSYSTEMS CORPORATION, a Delaware corporation with its chief executive office located at 100 Crossing Boulevard, Framingham, Massachusetts ("Borrower") and SILICON VALLEY BANK, a California-chartered bank ("Bank"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East".

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 14, 1999, evidenced by, among other documents, a certain Loan and Security Agreement dated as of May 14, 1999, as amended by a certain First Loan Modification Agreement dated March 8, 2000 (as amended, the "Loan Agreement"). The Loan Agreement established a working capital line of credit in favor of the Borrower in the maximum principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "Committed Revolving Line"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement.

          1. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                    ""Maturity Date" means one day prior to one year from the Closing Date."

               and inserting in lieu thereof the following:

                    ""Maturity Date" means May 13, 2001."

          2. The Loan Agreement shall be amended by deleting the following text appearing as paragraph (a) of Section 2.3 entitled "Interest Rate":

                    "(a)   Interest Rate.  Except as set forth in Section
                    2.3(b), any Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to the aggregate of the Bank's Prime Rate, plus one percent (1.0%). Notwithstanding the foregoing, upon the completion of a secondary public offering of Borrower's stock, any Advances shall bear interest (except as set forth in Section 2.3(b)), on the average daily balance thereof, at a per annum rate equal to the Bank's Prime Rate."

               and inserting in lieu thereof the following:


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                    "(a)   Interest Rate.  Except as set forth in Section
                    2.3(b), any Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to the Bank's Prime Rate."

          3. The Loan Agreement shall be amended by deleting Section 6.3 entitled "Financial Statements, Reports, Certificates" and inserting in lieu thereof the following:

                    "6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) within five (5) days of filing same quarterly with the Securities and Exchange Commission (the "SEC"), a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank; (b) within five (5) days of filing same annually with the SEC, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (e) within thirty (30) days of the approval thereof, any budgets or forecasts or revisions thereto; and (f) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

                         Within fifteen (15) days after the last day of each
                    quarter during which Advances are requested or outstanding (excluding Letters of Credit), and in connection with any Advance (excluding Letters of Credit) (unless a Borrowing Base Certificate has been provided within the last thirty
                    (30) days), Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with an aged listing of accounts receivable (by invoice date).

                         Borrower shall deliver to Bank with the quarterly
                    financial statements, within five (5) days of filing same quarterly with the SEC, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

                         Bank shall have a right from time to time hereafter to
                    audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing."

           4. The Loan Agreement shall be amended by deleting the following text appearing as Sections 6.8, 6.9 and 6.10 thereof:
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                    "6.8   Quick Ratio.  Borrower shall maintain, as of the last
                    day of each calendar month, commencing with the month ending December 31, 1999, a ratio of Quick Assets to Current Liabilities of at least 1.25 to 1.0. Notwithstanding the foregoing, upon the completion of a secondary public offering of the Borrower's stock, Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of at least 2.0 to 1.0.

                    6.9 Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar quarter, commencing with the quarter ending December 31, 1999, a Tangible Net Worth of not less than the aggregate of: (i) Twenty-Eight Million Dollars ($28,000,000.00), plus (ii) fifty percent (50%) of the amount of cash received by Borrower from a public offering of the Borrower's stock, plus (iii) fifty percent (50%) of Borrower's quarterly net income.

                    6.10 Profitability. Borrower shall maintain, on a quarterly basis: (i) a net loss of no greater than Thirteen Million Dollars ($13,000,000.00) as of the last day of the Fourth Quarter of 1999, and (ii) a net loss of no greater than Three Million Five Hundred Thousand Dollars ($3,500,000.00) as of the last day of the First Quarter of 2000."

               and inserting in lieu thereof the following:

                    "6.8   Quick Ratio.  Borrower shall maintain, as of the last
                    day of each quarter, a ratio of Quick Assets to Current Liabilities of at least 2.0 to 1.0.

                    6.9   [Intentionally Deleted]

                    6.10 Profitability. Borrower shall maintain, on a quarterly basis, commencing with the quarter ending September 30, 2000, an operating profit of not less than One Dollar ($1.00), which amount shall be exclusive of certain acquisition costs approved by Bank, which shall include merger and acquisition costs and goodwill attributed thereto as referenced on Borrower's Forecast Plan attached hereto as EXHIBIT E."

          5. The Bank hereby consents to Borrower's recent acquisition of InnoMediaLogic, Inc. Except as specifically set forth in the foregoing consent, the Bank hereby reserves all of its rights and remedies arising under the Loan Agreement, as amended hereby.

          6. The Loan Agreement shall be amended by deleting the following text appearing as Section 7.3 thereof:

                    "7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person."

               and inserting in lieu thereof the following:

                    "7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business
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                    organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person EXCEPT that such merger, consolidation or acquisition may occur without the written consent of the Bank where: (i) there is no Event of Default then existing hereunder, and (ii) such merger, consolidation or acquisition will not result, on a prospective basis, in the breach of any of the covenants, terms and conditions hereunder, and (iii) such merger, consolidation or acquisition is in the same or similar line of business as the Borrower, and (iv) the purchase price for all such mergers, consolidation and acquisitions (inclusive of any indebtedness of the acquired company assumed by the Borrower in connection with the transaction) is not greater than an aggregate annual amount of Fifty Million Dollars ($50,000,000.00) in cash and/or stock of the Borrower (and no greater than an aggregate amount of Twenty-Five Million Dollars ($25,000,000.00) in cash on an annual basis), and
                    (v) the Borrower is the surviving legal entity, and (vi) no indebtedness (either direct or contingent) is assumed by the Borrower in connection with such merger, consolidation or acquisition with the exception of indebtedness (A) in such amounts which when added to the purchase price shall not exceed the limits set forth in clause (iv) of this Section
                    7.3 and (B) which consists only of trade payables of the acquired company."

          7. The Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of May 14, 1999, between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

          8. The Borrowing Base Certificate appearing as EXHIBIT C to the Loan Agreement is hereby replaced with the Borrowing Base Certificate attached as EXHIBIT A hereto.

          9. The Compliance Certificate appearing as EXHIBIT D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as EXHIBIT B hereto.

          10. The Borrower's Forecast Plan as it relates to Borrower's Profitability covenant is hereby incorporated into the Loan Agreement as EXHIBIT E hereto.

4. FEE. The Borrower shall pay to Bank a modification fee equal to Eighteen Thousand Seven Hundred Fifty Dollars ($18,750.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.
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8.   CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.
Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

9. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                           BANK:

NATURAL MICROSYSTEMS CORPORATION     SILICON VALLEY BANK, doing business as
                                     SILICON VALLEY EAST


By:_______________________________   By:____________________________________

Name:_____________________________   Name:__________________________________

Title:____________________________   Title:_________________________________


                                     SILICON VALLEY BANK

                                     By:____________________________________

                                     Name:__________________________________

                                     Title:_________________________________
                                     (signed in Santa Clara County, California)